UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 25, 2009

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10511 East Central, Wichita, Kansas	67206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (316) 676-7111

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On November 25, 2009 (the “Closing Date”), Hawker Beechcraft Acquisition Company, LLC (the “U.S. Borrower”), Hawker Beechcraft, Inc. (“Holdings”), and Hawker Beechcraft Limited (together with the U.S. Borrower, the “Borrowers”) entered into an Incremental Facility Supplement Agreement (the “Supplement”) by and among Holdings, the Borrowers, the Guarantors (as defined therein), the Agent (as defined therein) and the Joint Lead Arrangers (as defined therein), to that certain Credit Agreement (the “Credit Agreement”), dated as of March 26, 2007 (as amended by that First Amendment to Credit Agreement, dated as of December 19, 2008 and the Second Amendment to Credit Agreement, dated as of November 6, 2009, and as further amended, modified or supplemented from time to time). Pursuant to terms of the Supplement, the new lenders party thereto (“New Term Loan Lenders”) provided $200 million of new term loans (the “Series A New Term Loans”) under the incremental facilities provisions of the Credit Agreement, all of which Series A New Term Loans were lent to the U.S. Borrower on the Closing Date.

The U.S. Borrower paid a fee to the New Term Loan Lenders on the Closing Date equal to 6.00% of the aggregate principal amount of the Series A New Term Loans. The net proceeds of the Series A New Term Loans will be used for general corporate purposes.

The Series A New Term Loans have a final maturity date of March 26, 2014 (the same as the existing Term Loans under the Credit Agreement) and will amortize in quarterly principal installments totaling 1% annually beginning with the quarter ending December 31, 2009. The interest rates applicable to the Series A New Term Loans are equal to either a base rate or an adjusted Eurocurrency bank deposit rate plus, in each case, an applicable margin. For base rate loans, the applicable margin is 7.50% and for Eurocurrency loans, the applicable margin is 8.50%. The base rate has a floor of 3.00% and the Eurocurrency bank deposit rate has a floor of 2.00%.

Voluntary prepayments of the Series A New Term Loans are permitted, in whole or in part, at the U.S. Borrowers’ option, without premium or penalty. Voluntary prepayments of the Series A New Term Loans will be applied to remaining scheduled amortization installments in an order to be determined at the U.S. Borrower’s option.

The terms of the Series A New Term Loans are otherwise governed by and subject to the Credit Agreement.

The above description of the Supplement is qualified in its entirety by reference to the complete terms of the Supplement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

The following exhibit is furnished with this report:

Exhibit No.	Description

10.1	Incremental Facility Supplement Agreement, dated as of November 25, 2009, by and among Hawker Beechcraft Inc., Hawker Beechcraft Acquisition Company LLC (“HBAC”) and Hawker Beechcraft Limited (“HBL” and together with HBAC, the “Borrowers”), the Guarantors (as defined therein) party thereto, the New Term Loan Lenders (as defined therein) party thereto, Credit Suisse AG, Cayman Islands Branch as Agent and Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P. in their capacities as Joint Lead Arrangers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Sidney E. Anderson _____________________________________
Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: November 30, 2009

Exhibit Index

10.1	Incremental Facility Supplement Agreement, dated as of November 25, 2009, by and among Hawker Beechcraft Inc., Hawker Beechcraft Acquisition Company LLC (“HBAC”) and Hawker Beechcraft Limited (“HBL” and together with HBAC, the “Borrowers”), the Guarantors (as defined therein) party thereto, the New Term Loan Lenders (as defined therein) party thereto, Credit Suisse AG, Cayman Islands Branch as Agent and Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P. in their capacities as Joint Lead Arrangers.